Exhibit 99-B.4.39
                       ---------------------------------------------------------
                       Aetna Life Insurance and Annuity Company
                       Home Office:  151 Farmington Avenue
                       Hartford, Connecticut  06156
                       (800) 525-4225

                       Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in the Contract.
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Certificate of Group   To the Employee:
Annuity Coverage
                       Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

                       This Certificate is a summary of the Group Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

                       THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.
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Right to Cancel        You may cancel this Certificate within 10 days of
                       receiving it by returning this Certificate along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

          /s/ Thomas L. West                         /s/ George N. Gingold
            Thomas L. West                             George N. Gingold
    Senior Vice President, Annuity                         Secretary

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Contract Holder                                     Group Annuity Contract No.
     STATE UNIVERSITY SYSTEM                            SPECIMEN
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Your Name                                           Certificate No.
     JOHN DOE                                           SPECIMEN
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Type of Plan
     ORP subject to IRC Section 401(a)
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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT
FORMULA, APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


GTCC-IB(AORP)

Specifications

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Guaranteed             There are guaranteed interest rates for amounts held in
Interest Rate          the Fixed Account (See 3.04) and the GA Account (See
                       3.03(d)).
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Deductions from        There will be deductions for mortality and expense risks
the Separate           and administrative fees. (See 3.07 and 4.06.)
Account
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Deduction from         Purchase Payment(s) are subject to a deduction for
Purchase               premium taxes, if any. (See 3.01.)
Payment(s)


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                                TABLE OF CONTENTS

I. GENERAL DEFINITIONS
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                                                                            Page
1.01  Annuitant........................................................       5
1.02  Annuity..........................................................       5
1.03  Fixed Account....................................................       5
1.04  Fixed Annuity....................................................       5
1.05  Fund(s)..........................................................       5
1.06  General Account..................................................       5
1.07  Guaranteed Accumulation Account (GA Account).....................       5
1.08  Matured Term Value...............................................       5
1.09  Maturity Date....................................................       5
1.10  Nonunitized Separate Account.....................................       5
1.11  Participant (You)................................................       5
1.12  Plan.............................................................       5
1.13  Purchase Payment(s)..............................................       5
1.14  Separate Account.................................................       5
1.15  Valuation Period (Period)........................................       6
1.16  Variable Annuity.................................................       6

II. GENERAL PROVISIONS
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2.01  Change of Contract...............................................       6
2.02  Change of Fund(s)................................................       6
2.03  Nonparticipating Contract........................................       7
2.04  Payments.........................................................       7
2.05  State Laws.......................................................       7
2.06  Control of Contract..............................................       7
2.07  Designation of Beneficiary.......................................       8
2.08  Misstatements and Adjustments....................................       8
2.09  Incontestability.................................................       8
2.10  Grace Period.....................................................       8


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III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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                                                                            Page
3.01  Net Purchase Payment.............................................       8
3.02  Individual Account(s)............................................       8
3.03  Guaranteed Accumulation Account (GA Account).....................       9
3.04  Guaranteed Interest Rate - Fixed Account.........................       9
3.05  Experience Credits...............................................       13
3.06  Fund Record Units - Separate Account.............................       13
3.07  Net Return Factor(s) - Separate Account..........................       13
3.08  Fund Record Unit Value - Separate Account........................       14
3.09  Current Value....................................................       14
3.10  Transfer of Current Value from the Funds or GA Account...........       14
3.11  Transfer of Current Value from the Fixed Account.................       15
3.12  Notice to the Contract Holder....................................       15
3.13  Distribution Options.............................................       15
3.14  Sum Payable at Death (Before Annuity Payments Start).............       18
3.15  Surrender Value..................................................       19
3.16  Timing of Distributions..........................................       19
3.17  Payment of Surrender Value.......................................       20
3.18  Reinstatement....................................................       20

IV. ANNUITY PROVISIONS
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4.01  Choices to be Made...............................................       21
4.02  Annuity Payments to Annuitant....................................       21
4.03  Death of Annuitant...............................................       22
4.04  Fund(s) Annuity Units - Separate Account.........................       22
4.05  Fund(s) Annuity Unit Value - Separate Account....................       22
4.06  Annuity Net Return Factor(s) - Separate Account..................       23
4.07  Annuity Options..................................................       23


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I. GENERAL DEFINITIONS
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1.01  Annuitant:                    A person on whose life an Annuity has been
                                    effected under this Certificate.

1.02  Annuity                       Payment of an income:

                                    (a) For the life of one or two persons;
                                    (b) For a stated period; or
                                    (c) For some combination of (a) and (b)

1.03  Fixed Account:                An accumulation option with a guaranteed
                                    minimum interest rate. Aetna may credit a higher rate which is not guaranteed

1.04  Fixed Annuity:                An Annuity with payments which do not vary
                                    in amount.

1.05  Fund(s):                      The open-end registered management
                                    investment companies (mutual funds) made available by Aetna under the Contract.

1.06  General Account:              The Account holding the assets of Aetna,
                                    other than those assets held in the Separate
                                    Account or the Nonunitized Separate Account.

1.07  Guaranteed Accumulation       An accumulation option which guarantees a
      Account (GA Account):         stipulated rate of interest for a specified
                                    period of time.

1.08  Matured Term Value:           The amount payable on a GA Account Term's
                                    Maturity Date

1.09  Maturity Date:                The last day of a GA Account Term,

1.10  Nonunitized Separate          An Account set up by Aetna under Title 38a,
      Account:                      Section 38a-433, of the Connecticut General
                                    Statutes which is used to hold assets for GA
                                    Account Terms greater than three years. The
                                    Contract Holder does not participate in the investment gain or loss from the assets held in this Account.

1.11  Participant (You):            A person who participates in the Plan named
                                    on the cover of this Certificate.

1.12  Plan:                         The Plan named on the Certificate cover. The
                                    Plan is not a part of the Contract. Aetna is not bound by the terms of the Plan.

1.13  Purchase Payment(s):          Payments made to Aetna.

1.14  Separate Account:             An account which buys and holds shares of
                                    the Fund(s). Income, gains or losses,
                                    realized or unrealized are credited or
                                    charged to this account without regard to other income, gains or losses of Aetna.
                                    Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of


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                                    reserves and other contract liabilities of
                                    the account, shall not be charged with other
                                    Aetna liabilities.

1.15 Valuation Period (Period):     The period as of 4:00 p.m. Eastern time on
                                    each day the New York Stock Exchange is open for business to 4:00 p.m. Eastern time of the next such business day, or such other day that one or more of the Funds determines its net asset value.

1.16  Variable Annuity:             An Annuity with payments which vary with the
                                    net investment results of a Separate
                                    Account.

II. GENERAL PROVISIONS
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2.01  Change of Contract:           Except as provided below, only an authorized
                                    officer of Aetna may change the terms of the Contract by notifying the Contract Holder, in writing, at least 30 days before the effective date of the change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                                    Aetna may make a change that affects the GA
                                    Account Market Value Adjustment (see 3.03
                                    (g)) with at least 30 days advance written notice to the Contract Holder. Any such change shall become effective for any present or future Participant.

                                    Any change that affects the following
                                    provisions of the Contract will not apply to existing Individual Accounts:

                                    (a)   Net Purchase Payment(s)
                                    (b)   Guaranteed GA Account Interest Rate
                                    (c)   Guaranteed Interest Rate -- Fixed
                                          Account
                                    (d)   Net Return Factor(s) -- Separate
                                          Account
                                    (e)   Current Value
                                    (f)   Surrender Value
                                    (g)   Fund(s) Annuity Unit Value --
                                          Separate Account.

                                    Any change that affects the Annuity Options and the tables for the Options cannot be made:

                                    (1)   Until at least 12 months after the
                                          Effective Date of the Contract; and
                                    (2)   Until at least 12 months after the
                                          effective date of any such prior
                                          change.

                                    New Participants covered under the Contract on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Participants will be covered under the Contract. Aetna will continue to accept Purchase Payments for the Participants covered under the Contract before the change. The Contract may also be changed as required by federal or state law.

2.02  Change of Fund(s):            Aetna or the Separate Account may:


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                                    (a)   Change the Fund(s) which may be
                                          invested in by the Separate Account;
                                          and
                                    (b)   Replace the shares of any Fund(s)
                                          held in the Separate Account with
2.02  Change of Fund(s):                  shares of any other Fund(s).
      (Cont'd):
                                    Changes must be:

                                    (a) Approved by a majority vote of persons
                                        having an interest in the Separate
                                        Account and the Fund(s):
                                    (b) Deemed necessary by Aetna under the
                                        Investment Company Act of 1940; or
                                    (c) Deemed necessary by Aetna to
                                        accomplish the purpose of the Separate
                                        Account.

                                    Aetna will notify the Contract Holder of any change,

2.03  Nonparticipating              You, your beneficiary or the Contract Holder
      Contract:                     will not have a right to share in the
                                    earnings of Aetna.

2.04  Payments:                     Aetna will make Annuity payments as and when
                                    due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order.

2.05  State Laws:                   The Contract and this Certificate complies
                                    with the laws of the state in which the
                                    Contract is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws.
                                    Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06  Control of Contract:          The Contract Holder may make any choices
                                    allowed by the Contract for the Employer
                                    Account and the Employee Account. Choices made under the Contract must be in writing or in a form satisfactory to Aetna. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made.
                                    The Plan, however, may allow you to select the investment options of the Employer
                                    Account and/or the Employee Account. No
                                    distributions will be made from the Employer
                                    Account or the Employee Account without the Contract Holder's written direction to
                                    Aetna.

                                    (a)  Nontransferable and Nonassignable: The
                                         Contract, this Certificate and any
                                         Individual Accounts are nontransferable
                                         and nonassignable, except to Aetna
                                         pursuant of a "qualified domestic
                                         relations order" as set forth under the
                                         Internal Revenue Code.

                                    (b)  Distributions: With respect to any
                                         distribution made from an Employee or
                                         Employer Account, the Contract Holder
                                         must certify in writing that the
                                         distribution is in accordance with the
                                         terms of the Plan.


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

                                    (c)  Participant Rights/Employee Account:
                                         You have a nonforfeitable right to the
                                         value of your Employee Account pursuant
                                         to the terms of the Plan as interpreted
                                         by the Contract Holder (see 1.12).

                                    (d)  Participant Rights/Employer Account:
                                         You have a nonforfeitable right to the
                                         value of your Employer Account pursuant
                                         to the terms of, and to the extent of
                                         your vested percentage under, the Plan
                                         as interpreted by the Contract Holder.
                                         It is the Contract Holder's
                                         responsibility to maintain records of
                                         your vesting percentages. Aetna will
                                         not maintain nor keep such records

2.07  Designation of Beneficiary:   You shall name the beneficiary of the
                                    Employer and Employee Account. Aetna will pay any portion of the Individual Account(s)
                                    Current Value to the beneficiary as directed by the Contract Holder.

2.08  Misstatements and             If Aetna finds the age of any payee to be
      Adjustments:                  misstated, the correct facts will be used to
                                    adjust payments.

2.09  Incontestability:             Aetna cannot cancel the Contract because of
                                    any error of fact on the application. Aetna cannot cancel this Certificate because of any error of fact on the enrollment form.

2.10  Grace Period:                 This Certificate will remain in effect even
                                    if Purchase Payments are not continued.

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01  Net Purchase Payment(s):      The actual Purchase Payment less any premium
                                    tax. Generally, Aetna will deduct the
                                    premium tax when Annuity benefits are
                                    purchased (see Part IV). If Aetna determines that a premium tax is due when Purchase
                                    Payments are received or at any other time, it will deduct the tax at that time.

                                    The Net Purchase Payment(s) may be credited among:

                                    (a)   The Fixed Account; and
                                    (b)   The Guaranteed Accumulation Account;
                                          and
                                    (c)   The Fund(s) in which the Separate
                                          Account invests.

                                    Aetna must be told the percentage of the Net
                                    Purchase Payment(s) to be applied to each investment above.

                                    During any calendar year, the Contract
                                    Holder or, if allowed by the Plan, you may tell Aetna to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

3.02  Individual Account(s):        The Contract is issued to the Contract
                                    Holder on your behalf. However,
                                    Participant's Individual Accounts are
                                    explained below

                                    Aetna may maintain two Individual Accounts for each Participant. These will be:


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                                    (a)   Employer Account: This Individual
                                          Account will be credited with
                                          employer Net Purchase Payment(s);
                                          and

                                    (b)   Employee Account: This Individual
                                          Account will be credited with
                                          employee Net Purchase Payment(s),
                                          specifically employee salary
                                          reduction contributions.

3.02  Individual Account(s)         In addition to any Purchase Payment(s)
      (Cont'd)                      stated to be made to the Contract, a
                                    (Cont'd) lump-sum Purchase Payment(s), of not less than a minimum amount stated by Aetna, may be made on your behalf. Aetna may maintain an Individual Account for each lump sum payment. Such Individual Account(s) will be designated as an Employer Account(s) or an Employee Account(s) as instructed by the Contract Holder.

3.03  Guaranteed Accumulation:      The GA Account guarantees stipulated rates
      Account (GA Account):         of interest for stated periods of time (see
                                    (a), (b) and (d) below). Amounts withdrawn before the end of a Guaranteed Term may be subject to a Market Value Adjustment
                                    (MVA)(see(g) below).

                                    (a)   Deposit Period -- A calendar month,
                                          a calendar quarter, or any other
                                          period of time specified by Aetna
                                          during which Net Purchase Payment(s)
                                          and transfers are accepted into the
                                          GA Account for one or more
                                          Guaranteed Terms.

                                    (b)   Guaranteed Term (Term) -- The period
                                          of time for which interest rates are
                                          guaranteed on Net Purchase
                                          Payment(s) and on transfers made
                                          into the Deposit Period of the GA
                                          Account. Terms are offered at
                                          Aetna's discretion for various
                                          lengths of time ranging up to and
                                          including ten years.

                                    (c)   Guaranteed Term Classifications --
                                          The grouping of Terms according to
                                          their time to maturity. The
                                          following are the Classifications:

                                          (1)   Short-Term: Terms of up to and
                                                including 3 years: or

                                          (2)   Long-Term: Terms of greater
                                                than 3 years and up to and
                                                including 10 years.

                                          During a Deposit Period, Aetna may
                                          make available one or more Terms
                                          within a Classification. The
                                          Contract Holder or, if allowed by
                                          the Plan, you have the option to
                                          allocate Net Purchase Payment(s) and
                                          transfers into any or all of the
                                          available Deposit Period Terms. If
                                          no specific direction is given, Net
                                          Purchase Payment(s) and transfers
                                          will go into available Terms on a
                                          pro rata basis within the
                                          Classification(s) previously chosen
                                          by the Contract Holder. At least one
                                          Term in the Short-Term
                                          Classification will be available
                                          each Deposit Period.

                                    (d)   Guaranteed GA Account Interest Rates
                                          (Guaranteed Rates) - Aetna will
                                          declare all interest rate(s)
                                          applicable to a specific Term at the
                                          start of the Deposit Period for that
                                          Term. These rate(s) are guaranteed
                                          by


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

                                          Aetna for that Deposit Period and
                                          the ensuing Term and are not based
                                          on the actual investment experience
                                          of the underlying assets in the GA
                                          Account. The Guaranteed Rates are
                                          annual effective yields. The
                                          interest is credited daily at a rate
                                          that will produce the guaranteed
                                          annual effective yield over the
                                          period of a year. No annual rate
                                          will ever be less than 3%.

3.03  Guaranteed Accumulation             For Terms of one year or less, one
      Account (GA Account)                Guaranteed Interest Rate is set and
      (Cont'd):                           announced for that full Term. For
                                          other Terms, there may be two or
                                          more rates.

                                          The rate(s) will be set and
                                          announced prior to the Deposit
                                          Period for that Term and will not be
                                          subject to change.

                                    (e)   Withdrawals from GA Account -- Full
                                          or partial surrenders may be
                                          requested at any time from the GA
                                          Account. However, amounts withdrawn
                                          prior to the Maturity Date of a Term
                                          to satisfy a surrender request may
                                          be subject to an MVA (see (g)
                                          below).

                                          Full and partial surrenders are
                                          satisfied by withdrawing amounts
                                          from each of the investment options
                                          in which the Individual Account is
                                          invested (the Fund(s), the Fixed
                                          Account, the GA Account Short-Term
                                          Classification and the GA Account
                                          Long-Term Classification) on a pro
                                          rata basis. However, the Contract
                                          Holder may specify a particular
                                          order in which investment options
                                          will be liquidated in order to
                                          satisfy a partial surrender request.

                                          For purposes of withdrawals, Terms
                                          within the GA Account Short-Term and
                                          Long-Term Classifications are
                                          considered as two separate
                                          investment options. Amounts will be
                                          removed within a GA Account
                                          Classification starting with the
                                          Term still in effect with the oldest
                                          Deposit Period.

                                          Amounts may be transferred at any
                                          time subject to Contract
                                          specifications (see 3.10 or 3.11
                                          below). Amounts transferred prior to
                                          the Maturity Date of a Term are
                                          subject to an MVA (see (g) below).
                                          Fund(s) will be removed within the
                                          elected Classification starting with
                                          the Term still in effect with the
                                          oldest Deposit Period.

                                          During the Deposit Period and the 90
                                          days following the close of the
                                          Deposit Period, any amounts applied
                                          to the GA Account during that
                                          Deposit Period may not be withdrawn
                                          unless due to:

                                          (1)   A full or partial surrender;
                                          (2)   A payment of a premium for an
                                                Annuity Option; or
                                          (3)   The Sum Payable at Death
                                                provision.

                                    (f)   Maturity Date/Reinvestment -- The
                                          Contract Holder or you, as
                                          applicable, will be mailed a notice
                                          at least 18 calendar days before a
                                          Term's Maturity Date. This notice
                                          will contain the current Deposit
                                          Period's Guaranteed Rate(s), Term(s)
                                          and projected Matured Term Value.


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

                                          The Matured Term Value may be
                                          surrendered or transferred on the
                                          Term's Maturity Date without an MVA.
                                          If no specific direction is given by
                                          the Contract Holder or you, as
                                          applicable, prior to the Maturity
                                          Date, each Matured Term Value will be
                                          reinvested in a Term of the same
                                          duration. In the event that a Term of
                                          the same duration is unavailable, each
                                          Matured

3.03  Guaranteed Accumulation             Term Value will automatically be
      Account (Cont'd)                    reinvested in the next shortest Term
                                          available in the same Classification
                                          during the then current Deposit
                                          Period. If however, only one Term is
                                          available within the Classification,
                                          then the Matured Term Value will
                                          automatically be reinvested in that
                                          Term. Within two business days after
                                          the Maturity, the Contract Holder or
                                          you, as applicable, will be mailed a
                                          confirmation statement. This statement
                                          will state the Term and Guaranteed
                                          Rate(s) which will apply to the
                                          reinvested Matured Term Value.

                                          During the calendar month following
                                          the Term's Maturity Date, one
                                          exception is allowed to the 90 day
                                          transfer restriction and MVA under (e)
                                          and (g). This exception is applicable
                                          to each Matured Term Value plus any
                                          interest accrued thereon, provided no
                                          part of the Matured Term Value was
                                          transferred on the Maturity Date.

                                          During this calendar month period, the
                                          Contract Holder or you, as applicable,
                                          may notify Aetna's Home Office to
                                          transfer or surrender all or part of
                                          the Matured Term Value plus any
                                          interest accrued thereon from the GA
                                          Account without an MVA. This provision
                                          only applies to the first such request
                                          received from the Contract Holder
                                          during this period for any Matured
                                          Term Value. The Matured Term Value
                                          plus any interest accrued thereon may
                                          be transferred upon such request
                                          without an MVA:

                                          (1)   To any other Terms of the GA
                                                Account available in the current
                                                Deposit Period; or
                                          (2)   To any other allowable Fund(s).

                                          If no such notification is given, the
                                          Matured Term Value will remain subject
                                          to the terms and conditions of the new
                                          Term. All surrender and transfer
                                          requests will be processed as of the
                                          date they are received in good order
                                          at Aetna's Home Office.

                                    (g)   Market Value Adjustment (MVA) -- There
                                          will be an MVA for a withdrawal from
                                          the GA Account before the end of a
                                          Term when the withdrawal is due to:

                                          (1)   A transfer;
                                          (2)   A full or partial surrender; or
                                          (3)   A payment of a premium for
                                                Annuity Option 2.

                                          The amount of the withdrawal will be
                                          adjusted to a market value amount as
                                          described below.


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

                                          The market value adjusted amount will
                                          be equal to the amount withdrawn
                                          multiplied by the following ratio:

                                                _x
                                                365
                                          (1 + i)
                                          ---------------
                                                _x
                                                365
                                          (1 + j)

3.03  Guaranteed Accumulation             Where:
      Account (GA Account)                      i     is the Deposit Yield
      (Cont'd)                                  j     is the Current Yield
                                                x     is the number of days
                                                      remaining, (computed from
                                                      Wednesday of the week of
                                                      withdrawal) in the
                                                      Guaranteed Term.

                                          The Deposit Period Yield will be
                                          determined as follows

                                          o     At the close of the last
                                                business day of each Week of the
                                                Deposit Period, a yield will be
                                                computed as the average of the
                                                yields on that day of U.S.
                                                Treasury Notes which mature in
                                                the last three months of the
                                                Guaranteed Term.

                                          o     The Deposit Period Yield is the
                                                average of those yields for the
                                                Deposit Period. If withdrawal is
                                                made prior to the close of the
                                                Deposit Period, it is the
                                                average of those yields on each
                                                week preceding withdrawal.

                                          The Current Yield is the average of
                                          the yields on the last business day of
                                          the week preceding withdrawal on the
                                          same U.S. Treasury Notes included in
                                          the Deposit Period Yield.

                                          In the event that no U.S. Treasury
                                          Notes which mature in the last three
                                          months of the Guaranteed Term exist,
                                          Aetna reserves the right to use the
                                          U.S. Treasury Notes that mature in a
                                          following quarter.

                                          Full and partial surrenders as well as
                                          transfers made within six months of
                                          the Participant's date of death under
                                          the Sum Payable at Death provision
                                          will be the greater of:

                                          o     The aggregate MVA amount which
                                                is the sum of all market value
                                                adjusted amounts calculated due
                                                to a withdrawal of amounts (for
                                                surrender or transfer) from
                                                Terms prior to the end of those
                                                Terms. The aggregate MVA may be
                                                either positive or negative; or

                                          o     The applicable portion of the
                                                Current Value in the GA Account.

                                          After the six month period, the
                                          surrender or transfer will be the
                                          aggregate MVA amount (i.e., including
                                          all MVAs).

                                          The greater of the aggregate MVA
                                          amount or the applicable portion of
                                          the Current Value in the GA Account is
                                          applied to amounts withdrawn from the
                                          GA Account for payment of a premium
                                          under Annuity Options 3 or 4.

                                          Aetna may make any change to the MVA
                                          with 30 days advance written notice to
                                          the Contract Holder. Any such change
                                          shall become effective for Purchase
                                          Payment(s), transfers or reinvestments
                                          made to any new Term by any present or
                                          future Participant.

3.03  Guaranteed Accumulation       (h)   Deposits to the GA Account -- All
      Account (GA Account)                amounts in the GA Account under the
      (Cont'd)                            Short-Term Classification are made to
                                          the General Account.

                                          All amounts in the GA Account under
                                          the Long-Term Classifications are made
                                          to a Nonunitized Separate Account.
                                          There are no discrete units for this
                                          Nonunitized Separate Account. The
                                          Contract Holder or you, as applicable,
                                          does not participate in the gain or
                                          loss from the assets held in the
                                          Nonunitized Separate Account. Such
                                          gain or loss is borne entirely by
                                          Aetna. These assets may be chargeable
                                          with liabilities arising out of any
                                          other business of Aetna.

                                          For Terms under both the Short-Term
                                          and Long-Term Classifications, Aetna
                                          guarantees stipulated interest rates
                                          to be credited to the GA Account. All
                                          assets of Aetna including amounts made
                                          to the GA Account are available to
                                          meet the guarantees under the GA
                                          Account.

3.04  Guaranteed Interest           On any Purchase Payment(s) made to the Fixed
      Rate - Fixed Account          Account, Aetna will add interest daily at
                                    any annual rate no less than 3%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.05  Experience Credits:           Aetna may apply Experience Credits under
                                    this Contract. Any such Credits will be
                                    computed as decided by Aetna.

3.06  Fund Record Units             The portion of the Net Purchase Payment(s)
      Separate Account              applied to the Separate Account will
                                    determine the number of each Fund's Record
                                    Units. This number is equal to the Net
                                    Purchase Payment applied to the Fund divided by the Fund Record Unit Value (see 3.08) for the Valuation Period in which the Purchase
                                    Payment is received in good order.

3.07  Net Return Factor(s)          The Net Return Factors are used to compute
      Separate Account:             all Separate Account Values and payments for
                                    any Fund.

                                    The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

                                    The Net Return Rate is equal to:

                                    (a)   The value of the shares of the Fund
                                          held by the Separate Account at the
                                          end of a Valuation Period; minus

                                    (b)   The value of the shares of the Fund
                                          held by the Separate Account at the
                                          start of the Valuation Period; plus or
                                          minus
                                    (c)   Taxes (or reserves for taxes) on the
                                          Separate Account (if any) divided by
                                    (d)   The total value of the Fund Record
                                          Units and Fund Annuity Units of the
                                          Separate Account at the start of the
                                          Valuation Period; minus

3.07  Net Return Factor(s) --       (e)   A daily actuarial charge at an annual
      Separate Account:                   effective rate of 1.40% for Annuity
      (Cont'd)                            mortality and expense risks and asset
                                          based sales charge and profit and a
                                          daily administrative charge which will
                                          not exceed 0.25% on an annual
                                          effective basis. The administrative
                                          charge may be changed annually except
                                          for amounts which have been used to
                                          purchase an Annuity.

                                    A Net Return Rate may be more or less than 0

                                    The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.08  Fund Record Unit Value --     Each Fund's Record Unit Value is computed by
      Separate Account:             multiplying the Net Return Factor for the
                                    current Valuation Period by the Fund's
                                    Record Unit Value for the previous Period.
                                    The dollar value of a Fund's Record Unit, Separate Account assets, and Variable
                                    Annuity payments may go up or down due to investment gain or loss.

3.09  Current Value:                The Current Value is equal to:

                                    (a)   Any amounts in the Fixed Account,
                                          including Fixed Account interest added
                                          by Aetna: plus
                                    (b)   Any amounts in the GA Account,
                                          including GA Account interest added by
                                          Aetna; plus
                                    (c)   The sum of any Separate Account Record
                                          Unit Value(s); plus
                                    (d)   Any amount due to Experience Credits;

                                    Current Value does not include amounts used to elect an Annuity.

3.10  Transfer of Current Value     Before an Annuity Option is elected, all or
      from the Funds or GA          any portion of the Current Value may be
      Account:                      transferred from any Fund or the GA Account
                                    to:

                                    (a)   Any other Fund;
                                    (b)   The Fixed Account; or
                                    (c)   The GA Account's current Deposit
                                          Period.

                                    Amounts in a specific GA Account Term cannot be transferred to the Deposit Period of another Term within the same Classification except at the Term's Maturity.

                                    Amounts applied to Classifications of the GA
                                    Account may not be transferred to the
                                    Fund(s) or the Fixed Account during the
                                    Deposit Period or for 90 days after the
                                    close of the Deposit Period.

                                    Transfers from the GA Account are subject to the Withdrawal and Market Value Adjustment provisions. (See 3.03 (e) and (g).)

3.10  Transfer of Current Value     For each Individual Account, twelve
      from the Funds or GA          transfers of Current Value (excluding
      Account (Cont'd):             transfers from the GA Account at the end of
                                    a Guaranteed Term) can be made during a
                                    calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

3.11  Transfer of Current Value     Before an Annuity Option is elected, up to
      from the Fixed Account:       20% of the Current Value held in the Fixed
                                    Account may be transferred to any Fund(s) or the GA Account's current Deposit Period(s).
                                    Such transfer will be:

                                    (a)   Without charge; and
                                    (b)   Allowed once per calendar year.

                                    The Current Value of the Fixed Account, as used above, is the value when the request is received in good order at the Home Office of Aetna.

3.12  Notice to the Contract        Aetna will notify the Contract Holder or
      Holder:                       you, as applicable, each year of:

                                    (a)   The value of any amounts held in

                                          (1)   The Fixed Account;
                                          (2)   The GA Account;
                                          (3)   The Fund(s) for the Separate
                                                Account;

                                    (b)   The number of any Fund(s) Record
                                          Units; and
                                    (c)   The Fund(s) Record Unit Value(s), and
                                    (d)   The Surrender Values of these amounts.

                                    Such number or values will be as of a date no more than 60 days before the date of the notice.

3.13  Distribution Options:         The following distribution options may be
                                    elected by the Contract Holder on your
                                    behalf:

                                    (a)   Estate Conservation Option (ECO): A
                                          distribution option under which a
                                          portion of the Individual Account(s)
                                          Current Value will automatically be
                                          surrendered and distributed to you
                                          each year.

                                          (1)   An ECO payment will be
                                                determined in the following
                                                manner:

                                                Payments will commence no
                                                earlier than the year in which
                                                you attain age 70 1/2 and will
                                                be calculated on the full
                                                Current Value of the Individual
                                                Account(s).

                                          (2)   Amount of Distribution: Each
                                                year that ECO is in effect,
                                                Aetna will calculate and
                                                distribute an amount equal to
                                                the minimum required
                                                distribution under the Internal
                                                Revenue Code of 1986, (Code), as
                                                it may be amended from time to
                                                time. The annual distribution
                                                will be determined by dividing
3.13  Distribution Options                      the determined by dividing the
      (Cont'd):                                 Individual Account(s) Current
                                                Value, as of December 31 of the
                                                year prior to the year for which
                                                the payment is to be made, by a
                                                life expectancy factor.

                                                As elected by the Contract
                                                Holder, the factor is either the
                                                single life or joint life
                                                expectancy based on tables in
                                                Section 401(a)(9) of the Code or
                                                related regulations. If joint
                                                life expectancy is elected and
                                                you or your spouse dies,
                                                payments will be calculated
                                                based on the survivor's life
                                                expectancy.

                                                These calculations may be
                                                changed as necessary to comply
                                                with the Code minimum
                                                distribution rules. The joint
                                                life expectancy factor can only
                                                be elected based on the joint
                                                life expectancy of you and your
                                                spouse, and your spouse must be
                                                named as the beneficiary of any
                                                death benefits under the
                                                Contract while ECO is in effect.

                                          (3)   Minimum Current Value: At its
                                                discretion, Aetna may require a
                                                minimum initial Current Value
                                                for election of this option. If
                                                after election of this option
                                                the Current Value is
                                                insufficient to make a scheduled
                                                ECO payment, Aetna will
                                                distribute the entire balance of
                                                the Individual Account(s).

                                          (4)   Date of Distribution: The
                                                Contract Holder shall specify
                                                the initial distribution date.
                                                The earliest date is the first
                                                day of the calendar year in
                                                which you attain age 70 1/2.
                                                Subsequent distributions will be
                                                made annually on the 15th of the
                                                month the initial payment was
                                                made or such other date Aetna
                                                may designate or allow.

                                          (5)   Elections and Revocation: ECO
                                                may be elected by the Contract
                                                Holder, on your behalf, by
                                                submitting a completed and
                                                signed election form to Aetna's
                                                Home Office. The Contract Holder
                                                must also certify in writing
                                                that the distribution is in
                                                accordance with the terms of the
                                                Plan.

                                                Once elected, this option may be
                                                revoked by the Contract Holder
                                                by submitting a written request
                                                to Aetna at its Home Office. Any
                                                revocation will apply only to
                                                amounts not yet paid. ECO may be
                                                elected only once on your
                                                behalf.

                                          (6)   Reservation of Rights: Aetna
                                                reserves the right to change the
                                                terms of ECO for future
                                                elections and discontinue the
                                                availability of this option
                                                after proper
                                                notification. Aetna also
                                                reserves the right to allow
                                                payments to be made more
                                                frequently than annually.

                                    (b)   Systematic Withdrawal Option (SWO): A
                                          distribution option under which a
                                          portion of your Individual Account(s)
                                          Current Value will automatically be
                                          surrendered and distributed to you
                                          each year.

3.13  Distribution Options                (1)   Amount of Distribution: The
      (Cont'd)                                  Contract Holder may elect one of
                                                the two payment methods
                                                described below.

                                                (a)   Specified Amount: Payments
                                                      of a designated dollar
                                                      amount which must be no
                                                      greater than 10% of the
                                                      initial Current Value and
                                                      shall remain constant
                                                      unless a higher amount is
                                                      required under Code
                                                      minimum distribution
                                                      rules. Each year that the
                                                      Specified Amount is in
                                                      effect, Aetna will
                                                      calculate the minimum
                                                      required distribution
                                                      under the Code and
                                                      distribute this amount if
                                                      it is larger than the
                                                      amount elected by the
                                                      Contract Holder. The life
                                                      expectancy factor for this
                                                      purpose will be your life
                                                      expectancy at the time of
                                                      the election of this
                                                      option, and with each
                                                      subsequent calendar year
                                                      the factor will be reduced
                                                      by one. The minimum
                                                      required distribution will
                                                      be determined by dividing
                                                      the Individual Account(s)
                                                      Current Value as of
                                                      December 31 of the year
                                                      prior to the year for
                                                      which the payment is to be
                                                      made, by a life expectancy
                                                      factor. At its discretion,
                                                      Aetna may require a
                                                      minimum initial payment
                                                      amount; or

                                                (b)   Specified Period: Payments
                                                      which are made over a
                                                      period of time which must
                                                      be at least 10 years,
                                                      unless otherwise required
                                                      by Code minimum
                                                      distribution rules. The
                                                      maximum specified period
                                                      will be limited by the
                                                      Code minimum distribution
                                                      rules. The annual amount
                                                      paid each year is
                                                      calculated by dividing the
                                                      Individual Account(s)
                                                      Current Value as of
                                                      December 31 of the prior
                                                      year, by the number of
                                                      payment years remaining.

                                                      The life expectancy factor
                                                      is either the single life
                                                      or joint life expectancy,
                                                      as elected by the Contract
                                                      Holder, based on tables in
                                                      Section 401(a)(9) of the
                                                      Code or related
                                                      regulations. If the joint
                                                      life expectancy is
                                                      elected, upon your or your
                                                      spouse's death, the
                                                      minimum required
                                                      distribution for the
                                                      Specified Amount payment
                                                      method will continue to be
                                                      calculated in the same
                                                      manner as described in
                                                      (b)(1). Payments upon your
                                                      death will continue to be
                                                      calculated in the same
                                                      manner described above,
                                                      unless the Contract Holder
                                                      on behalf of your spouse
                                                      elects an alternate
                                                      payment mode. Any mode
                                                      elected must provide
                                                      payments to be made at
                                                      least as rapidly as those
                                                      made prior to your death.

                                                      These calculations may be
                                                      changed as necessary to
                                                      comply with the Code
                                                      minimum distribution
                                                      rules. The joint life
                                                      expectancy factor can only
                                                      be elected based on the
                                                      joint life expectancy of
                                                      you and your spouse, and
                                                      your spouse must be named
                                                      as the Plan beneficiary of
                                                      any death benefits under
                                                      the Contract while SWO is
                                                      in effect.

3.13  Distribution Options                (2)   Minimum Initial Current Value:
      (Cont'd)                                  At its discretion, Aetna may
                                                require a minimum initial
                                                Current Value for election of
                                                this option. If after election
                                                of this option the Current Value
                                                is insufficient to make a
                                                scheduled SWO payment, Aetna
                                                will distribute the entire
                                                balance of the Individual
                                                Account.

                                          (3)   Date of Distribution: The
                                                Contract Holder shall specify
                                                the initial date. The earliest
                                                date is the first day of the
                                                calendar year in which you
                                                attain age 70 1/2. Subsequent
                                                distributions will be made
                                                annually on the 15th of the
                                                month the initial payment was
                                                made or such other date Aetna
                                                may designate or allow.

                                          (4)   Elections and Revocation: SWO
                                                may be elected by the Contract
                                                Holder by submitting a completed
                                                and signed election form to
                                                Aetna's Home Office. The
                                                Contract Holder must certify in
                                                writing that the distribution is
                                                in accordance with the terms of
                                                the Plan.

                                                Once elected, this option may be
                                                revoked by the Contract Holder
                                                by submitting a written request
                                                to Aetna at its Home Office. Any
                                                revocation will apply only to
                                                amounts not yet paid. SWO may be
                                                elected only once on your
                                                behalf.

                                          (5)   Reservation of Rights: Aetna
                                                reserves the right to change the
                                                terms of SWO for future
                                                elections and discontinue the
                                                availability of this option
                                                after proper notification. Aetna
                                                also reserves the right to allow
                                                payments to be made more
                                                frequently than annually.

3.14  Sum Payable at Death          Aetna will pay any portion of the Individual
      (Before Annuity Payments      Account(s) Current Value to the beneficiary
      Start):                       and in the manner directed in writing by the
                                    Contract Holder when:

                                    (a)   You die before Annuity payments start:
                                          and

                                    (b)   The notice of death is received in
                                          good order by Aetna.

                                    For each Individual Account, the death
                                    benefit is guaranteed to be the greater of:

                                    (a)   The Current Value of the Individual
                                          Account plus aggregate positive MVA,
                                          as applicable, on the date the notice
                                          of death and the request for payment
                                          are received in good order at Aetna's
                                          Home Office; or

                                    (b)   The total of Net Purchase Payment(s)
                                          made to each Individual Account minus
                                          the total of all partial surrenders or
                                          annuitizations made from each Account.

                                    This guaranteed death benefit is available only to beneficiaries who request either a lump sum payment or an Annuity Option within the first six months after the date of your death.

3.14  Sum Payable at Death          If the payee of the death proceeds is your
      (Before Annuity Payments      surviving spouse (as your designated
      Start) (Cont'd):              beneficiary), the first Annuity payment or
                                    the lump sum payment may be deferred to a date not later than when you would have attained age 70 1/2 or such later date as may be allowed under federal law or regulations. If the beneficiary is not the surviving spouse, all of the Current Value must either be applied to an Annuity Option within one year of your death or be paid to the payee within 5 years of your death (see
                                    Part IV).

                                    In no event may any payments to the
                                    beneficiary under an Annuity Option extend beyond:

                                    (a)   The life of the payee determined as of
                                          the date payments are to commence; or
                                    (b)   Any certain period greater than the
                                          payee's life expectancy as determined
                                          by regulations under Code Section 401
                                          (a)(9) as of the date payments are to
                                          begin.

3.15  Surrender Value:              The amount payable by Aetna upon the
                                    surrender of any portion on an Individual
                                    Account will be the value of the Individual
                                    Account at the end of the Valuation Period in which the surrender request is received at its Home Office. Partial surrenders of an Individual Account's Fixed Account value may not exceed 20% of the Fixed Account Value during any calendar year. Any portion of a full surrender of an Individual Account which is in the Fixed Account will be paid in five annual installments in accordance with Section 3.17.

                                    For a partial or full surrender from any Individual Account, Aetna must receive written direction from the Contract Holder on a form acceptable to Aetna. Aetna may defer payment of the surrender value until appropriate Contract Holder direction is received.

3.16 Timing of Distributions:       The distribution of benefits accrued after
                                    December 31, 1986, must be made in a lump sum or must begin not later than the April 1 of the calendar year following the calendar year in which you attain age 70 1/2 or retire, whichever occurs later.

                                    The required distribution described in
                                    either of the above rules must be made over your life (or the joint lives of you and the beneficiary) or over a period not exceeding your life expectancy (or the joint life expectancies of you and the beneficiary).

3.16  Timing of Distributions:      If the Contract Holder does not request
      (Cont'd)                      commencement of benefits as described above,
                                    Aetna will not be responsible for compliance with the Code Section 401(a)(9) minimum distribution requirements and for any adverse tax consequences that may result.

3.17  Payment of Surrender          Under certain emergency conditions, Aetna
      Value:                        may defer payments:

                                    (a)   For a period of up to 6 months (unless
                                          not allowed by state law); and
                                    (b)   As provided by federal law.

                                    Any surrenders requested from an Individual
                                    Account's Fixed Account value may not exceed
                                    20% of the Individual Account's Fixed
                                    Account Current Value as of the date the withdrawal request is received in good order at Aetna's Home Office during any calendar year. The surrender value will be reduced by any Fixed Account surrender(s), transfer(s) or annuitizations previously made during the calendar year.

                                    In the event of Individual Account
                                    termination, Aetna will pay any Fixed
                                    Account surrender value from the Individual
                                    Account with interest, in five annual
                                    payments of:

                                    o     One-fifth of the Fixed Account
                                          surrender value minus any Fixed
                                          Account surrender(s), transfer(s) or
                                          annuitizations made during the
                                          calendar year;

                                    o     One-fourth of the Fixed Account
                                          surrender value;

                                    o     One-third of the Fixed Account
                                          surrender value; and

                                    o     One-half of the Fixed Account
                                          surrender value; and

                                    o     The remaining balance of the Fixed
                                          Account surrender value as the fifth
                                          and final payment.

                                    Once Aetna receives notification of an
                                    Individual Account termination, no further surrender(s) or transfer(s) will be permitted from the Fixed Account.

                                    Interest, as used above, will not be more than two percentage points below any rate determined prospectively by the Board of Directors for this class of Contract. In no event will the interest rate be less than 3%.

3.18  Reinstatement:                All or a portion of the proceeds of a full
                                    surrender of this Contract may be reinvested
                                    within 30 days after the surrender if
                                    allowed by law. Any Market Value Adjustment
                                    deducted from GA Account surrenders will not
                                    be included in the reinstatement. Amounts
                                    will be reinstated among the Fixed Account,
                                    GA Account, and the Fund(s) in the same
                                    proportion as they were at the time of
                                    surrender. Any amount reinstated to the GA
                                    Account will be credited to the current
                                    Deposit Period. The number of Record Units
                                    reinstated with be based on the Record
3.18  Reinstatement:                Unit Value(s) next computed after receipt at
      (Cont'd)                      Aetna's Home Office of the reinstatement
                                    request and the amount to be reinvested.

                                    Reinstatement is permitted only once.

IV. ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01  Choices to be Made:           The Contract Holder may elect an Annuity
                                    Option on your behalf by telling Aetna to pay all or any portion of the Current Value
                                    (minus any premium tax) as a premium for an Annuity under Option 2, 3, or 4 (see 4.07).
                                    The present value of the expected payments to the Annuitant when payments start shall be determined in accordance with the tables under Code Section 401(a)(9) regulations in order to comply with the incidental death benefit test. This restriction does not apply if Option 4 (e) is chosen and the second Annuitant is the spouse of the Annuitant.

                                    Generally, the first Annuity payment must be made no later than the April 1 of the calendar year following the year in which you turn age 70 1/2 or retire, whichever occurs later, or such later date as may be allowed under federal law or regulations (see 3.16). For distributions taken in a lump sum, see Surrender Value (3.15 and 3.17).

                                    When an Annuity Option is chosen, Aetna must also be told if payments are to be made other than monthly and to pay:

                                    (a)   A Fixed Annuity using the General
                                          Account;
                                    (b)   A Variable Annuity using any of the
                                          Fund(s) made available by Aetna for
                                          Annuity purposes; or

                                    (c)   A combination of (a) and (b).

                                    If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.0%. Aetna may add interest daily at any higher rate.

                                    If a Variable Annuity is chosen, an Assumed
                                    Annual Net Return Rate of 5% may be chosen.
                                    If not chosen. Aetna will use an Assumed
                                    Annual Net Return Rate of 3.5%.

                                    With the exception of Option 2 on a variable basis, once elected, an Annuity Option may not be revoked.

4.02  Annuity Payments to           In no event may any payments to the
      Annuitant:                    Annuitant under any Annuity Option extend
                                    beyond:

                                    (a)   The life of the Annuitant;
                                    (b)   The lives of the Annuitant and the
                                          beneficiary;

4.02  Annuity Payments to           (c)   A period certain greater than the
      Annuitant:                          Annuitant's life expectancy according
      (Cont'd)                            to regulations under Code Section
                                          401(a)(9), determined as of the date
                                          payments are to commence: or
                                    (d)   A period certain greater than the life
                                          expectancies of the Annuitant and the
                                          beneficiary according to regulations
                                          under Code Section 401(a)(9),
                                          determined as of the date payments are
                                          to begin.

4.03  Death of Annuitant:           When an Annuitant dies under Options 2 and
                                    3, the present value of any remaining
                                    guaranteed payments will be paid in one sum to the beneficiary as directed in writing by the Contract Holder; or upon election by the Annuitant's beneficiary, any remaining payments will continue to the beneficiary.
                                    If no beneficiary exists, the present value of any remaining guaranteed payments will be paid in one lump sum to the Contract Holder.

                                    However, if a beneficiary dies while under Option 1 or while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum to the estate of the beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

4.04  Fund(s) Annuity Units -       The number of Fund(s) Annuity Units is based
                                    on the amount of the first Variable Annuity payment which is equal to:

                                    (a)   The portion of the Current Value
                                          (minus any premium tax) applied to pay
                                          a Variable Annuity; divided by
                                    (b)   1,000; multiplied by
                                    (c)   The payment rate for the Option
                                          chosen.

                                    Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity Unit Value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity Units. The number of each Fund Annuity Units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity Unit Value multiplied by the appropriate number of Units. The Fund Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment is used.

4.05  Fund(s) Annuity Unit          For any Valuation Period, a Fund(s) Annuity
      Value - Separate Account:     Unit Value is equal to:

                                    (a)   The Value for the previous Period:
                                          multiplied by
                                    (b)   The Annuity Net Return Factor(s) for
                                          the Period; multiplied by
                                    (c)   A factor to reflect the Assumed Annual
                                          Net Return Rate.

                                    The factor for 3.5% per year is .9999058;
                                    for 5% per year it is .9998663.

4.05  Fund(s) Annuity Unit          The dollar value of a Fund(s) Annuity Unit
      Value --Separate Account:     Values and payments may go up or down due to
      (Cont'd)                      investment gain or loss.

                                    If Variable Annuity payments are not to
                                    decrease, Aetna must earn a gross return on the assets of the Separate Account of:

                                    o     4.75% on an annual basis plus an
                                          annual return of up to 0.25% needed to
                                          offset the administrative charge set
                                          at the time Annuity payments commence
                                          if an Assumed Annual Net Return Rate
                                          of 3.5% is chosen: or

                                    o     6.25% on an annual basis plus an
                                          annual return of up to 0.25% needed to
                                          offset the administrative charge set
                                          at the time Annuity payments commence
                                          if an Assumed Annual Net Return Rate
                                          of 5% is chosen.

                                    Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.06  Annuity Net Return            The Annuity Net Return Factor(s) are used to
                                    compute all Separate Account Annuity and payments for any Fund.

                                    The Annuity Net Return Factor(s) for each
                                    Fund is equal to 1.0000000 plus the Net
                                    Return Rate.

                                    The Net Return Rate is equal to:

                                    (1)   The value of the shares of the Fund
                                          held by the Separate Account at the
                                          end of a Valuation Period; minus
                                    (2)   The value of the shares of the Fund
                                          held by the Separate Account at the
                                          start of the Valuation Period; plus or
                                          minus
                                    (3)   Taxes (or reserves for taxes) on the
                                          Separate Account (if any); divided by
                                    (4)   The total value of the Fund(s) Record
                                          Units and Fund(s) Annuity Units of the
                                          Separate Account at the start of the
                                          Valuation Period; minus
                                    (5)   A daily actuarial charge at an annual
                                          rate of 1.25% for Annuity mortality
                                          and expense risks and profit and a
                                          daily administrative charge which will
                                          not exceed 0.25% on an annual basis.

                                    A Net Return Rate may be more or less than 0.

                                    The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

4.07  Annuity Options:              Option 1 -- Payments of Interest on Sum Left
                                    with Aetna -- This Option may be used only by the beneficiary when you die before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest (see
                                    4.01). The Contract Holder, on behalf of your beneficiary, may later tell Aetna to:

4.07  Annuity Options:              (a)   Pay a portion or all of the sum held
      (Cont'd)                            by Aetna; or

                                    (b)   Apply a portion or all of the sum held
                                          by Aetna to any Annuity Option below.

                                    If the beneficiary is your surviving spouse, payment may be deferred to a date not later than when you would have attained age 70 1/2.

                                    If the beneficiary is not your spouse, the Contract Holder must tell Aetna to pay the full sum within 5 years after your death.

                                    Option 2 -- Payments for a Stated Period of
                                    Time -- An Annuity will be paid for the
                                    number of years chosen. The number of years must be at least 3 and not more than 30.

                                    If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time.

                                    Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                                    Option 4 -- Life Income for Two Payees -- An
                                    Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

                                    (a)   100% of the payment to continue to the
                                          survivor;
                                    (b)   66 2/3% of the payment to continue to
                                          the survivor;
                                    (c)   50% of the payment to continue to the
                                          survivor; or
                                    (d)   Payments for a minimum of 120 months,
                                          with 100% of the payment to continue
                                          to the survivor.
                                    (e)   100% of the payment to continue to the
                                          survivor if the survivor is the
                                          Annuitant and 50% of the payment to
                                          continue to the survivor if the
                                          survivor is the second Annuitant.

                                    Other Options -- Aetna may make other
                                    options available as allowed by the laws of the state in which the Contract and this Certificate is delivered.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
                Guaranteed     Monthly     Quarterly   Semi-Annual     Annual
    Years          Rate        Payment      Payment      Payment      Payment
--------------------------------------------------------------------------------

     3             3.00%       $ 28.99      $ 86.76     $ 172.88     $ 343.23
     4             3.00%         22.06        66.02       131.56       261.19
     5             3.00%         17.91        53.59       106.78       211.99
     6             3.00%         15.14        45.30        90.27       179.22
     7             3.00%         13.16        39.39        78.49       155.83
     8             3.00%         11.68        34.96        69.66       138.31
     9             3.00%         10.53        31.52        62.81       124.69
    10             3.00%          9.61        28.77        57.33       113.82
    11             3.00%          8.86        26.52        52.85       104.93
    12             3.00%          8.24        24.65        49.13        97.54
    13             3.00%          7.71        23.08        45.98        91.29
    14             3.00%          7.26        21.73        43.29        85.95
    15             3.00%          6.87        20.56        40.96        81.33
    16             3.00%          6.53        19.54        38.93        77.29

    17             3.00%          6.23        18.64        37.14        73.74
    18             3.00%          5.96        17.84        35.56        70.59
    19             3.00%          5.73        17.13        34.14        67.78
    20             3.00%          5.51        16.50        32.87        65.26
    21             3.00%          5.32        15.92        31.72        62.98
    22             3.00%          5.15        15.40        30.68        60.92
    23             3.00%          4.99        14.92        29.74        59.04
    24             3.00%          4.84        14.49        28.88        57.33
    25             3.00%          4.71        14.09        28.08        55.76
    26             3.00%          4.59        13.73        27.36        54.31
    27             3.00%          4.47        13.39        26.68        52.97
    28             3.00%          4.37        13.08        26.06        51.74
    29             3.00%          4.27        12.79        25.49        50.60
    30             3.00%          4.18        12.52        24.95        49.53
--------------------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

--------------------------------------------------------------------------------
  Age of
 Annuitant         None          60           120           180          240
--------------------------------------------------------------------------------

    50            $ 4.05       $ 4.05       $ 4.03        $ 3.99       $ 3.93
    51              4.12         4.11         4.09          4.05         3.99
    52              4.19         4.19         4.16          4.11         4.04
    53              4.27         4.26         4.23          4.18         4.10
    54              4.35         4.34         4.31          4.25         4.16

    55              4.44         4.42         4.39          4.32         4.22
    56              4.53         4.51         4.47          4.40         4.29
    57              4.62         4.61         4.56          4.48         4.35
    58              4.72         4.71         4.65          4.56         4.42
    59              4.83         4.81         4.75          4.64         4.49

    60              4.95         4.93         4.86          4.73         4.55
    61              5.07         5.05         4.97          4.83         4.62
    62              5.20         5.17         5.08          4.92         4.69
    63              5.34         5.31         5.20          5.02         4.76
    64              5.49         5.45         5.33          5.12         4.83

    65              5.65         5.61         5.47          5.22         4.89
    66              5.82         5.77         5.61          5.33         4.96
    67              6.01         5.94         5.75          5.44         5.02
    68              6.20         6.13         5.91          5.54         5.08
    69              6.41         6.33         6.07          5.65         5.14

    70              6.64         6.54         6.23          5.76         5.19
    71              6.88         6.76         6.41          5.86         5.24
    72              7.14         7.00         6.59          5.97         5.28
    73              7.43         7.26         6.77          6.06         5.32
    74              7.73         7.53         6.96          6.16         5.35

    75              8.06         7.82         7.14          6.25         5.38
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
        Ages of
------------------------
               Second
 Annuitant   Annuitant   Option 4a   Option 4b   Option 4c  Option 4d Option 4e
--------------------------------------------------------------------------------

    55           50       $ 3.69      $ 4.05      $ 4.27     $ 3.69    $ 4.03
    55           55         3.88        4.25        4.47       3.87      4.14
    55           60         4.06        4.47        4.71       4.06      4.20

    60           55         3.99        4.44        4.71       3.98      4.42
    60           60         4.24        4.71        4.99       4.23      4.57
    60           65         4.49        5.01        5.32       4.48      4.64

    65           60         4.38        4.97        5.32       4.38      4.93
    65           65         4.72        5.33        5.70       4.71      5.14
    65           70         5.07        5.75        6.17       5.05      5.26

    70           65         4.93        5.68        6.15       4.91      5.66
    70           70         5.40        6.21        6.70       5.36      5.96
    70           75         5.89        6.82        7.40       5.81      6.12

    75           70         5.69        6.68        7.32       5.62      6.67
    75           75         6.37        7.45        8.15       6.23      7.12
    75           80         7.07        8.34        9.16       6.78      7.36
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
                Guaranteed     Monthly    Quarterly    Semi-Annual     Annual
    Years          Rate        Payment     Payment       Payment      Payment
--------------------------------------------------------------------------------

     3             3.50%       $ 29.19     $ 87.33      $ 173.91     $ 344.86
     4             3.50%         22.27       66.61        132.65       263.04
     5             3.50%         18.12       54.19        107.92       213.99
     6             3.50%         15.35       45.92         91.44       181.32
     7             3.50%         13.38       40.01         79.69       158.01
     8             3.50%         11.90       35.59         70.88       140.56
     9             3.50%         10.75       32.16         64.05       127.00
    10             3.50%          9.83       29.42         58.59       116.18
    11             3.50%          9.09       27.18         54.13       107.34
    12             3.50%          8.46       25.32         50.42        99.98
    13             3.50%          7.94       23.75         47.29        93.78
    14             3.50%          7.49       22.40         44.62        88.47
    15             3.50%          7.10       21.24         42.31        83.89
    16             3.50%          6.76       20.23         40.29        79.89
    17             3.50%          6.47       19.34         38.51        76.37
    18             3.50%          6.20       18.55         36.94        73.25
    19             3.50%          5.97       17.85         35.54        70.47
    20             3.50%          5.75       17.22         34.28        67.98
    21             3.50%          5.56       16.65         33.15        65.74
    22             3.50%          5.39       16.13         32.13        63.70
    23             3.50%          5.24       15.66         31.19        61.85
    24             3.50%          5.09       15.24         30.34        60.17
    25             3.50%          4.96       14.85         29.56        58.62
    26             3.50%          4.84       14.49         28.85        57.20
    27             3.50%          4.73       14.15         28.19        55.90
    28             3.50%          4.63       13.85         27.58        54.69
    29             3.50%          4.53       13.57         27.02        53.57
    30             3.50%          4.45       13.30         26.49        52.53
--------------------------------------------------------------------------------

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
                Guaranteed    Monthly     Quarterly    Semi-Annual      Annual
    Years          Rate       Payment      Payment       Payment       Payment
--------------------------------------------------------------------------------

     3             5.00%      $ 29.80      $ 89.04       $176.99      $ 349.72
     4             5.00%        22.89        68.38        135.93        268.58
     5             5.00%        18.74        56.00        111.33        219.98
     6             5.00%        15.99        47.77         94.96        187.64
     7             5.00%        14.02        41.90         83.30        164.59
     8             5.00%        12.56        37.52         74.58        147.35
     9             5.00%        11.42        34.11         67.81        133.99
    10             5.00%        10.51        31.40         62.42        123.34
    11             5.00%         9.77        29.19         58.03        114.66
    12             5.00%         9.16        27.36         54.38        107.45
    13             5.00%         8.64        25.81         51.31        101.39
    14             5.00%         8.20        24.50         48.69         96.21
    15             5.00%         7.82        23.36         46.44         91.75
    16             5.00%         7.49        22.37         44.47         87.88
    17             5.00%         7.20        21.51         42.75         84.48
    18             5.00%         6.94        20.74         41.23         81.47
    19             5.00%         6.71        20.06         39.88         78.80
    20             5.00%         6.51        19.46         38.68         76.42
    21             5.00%         6.33        18.91         37.59         74.28
    22             5.00%         6.17        18.42         36.62         72.35
    23             5.00%         6.02        17.98         35.73         70.61
    24             5.00%         5.88        17.57         34.93         69.02
    25             5.00%         5.76        17.20         34.20         67.57
    26             5.00%         5.65        16.87         33.53         66.25
    27             5.00%         5.54        16.56         32.92         65.04
    28             5.00%         5.45        16.28         32.35         63.93
    29             5.00%         5.36        16.01         31.83         62.90
    30             5.00%         5.28        15.77         31.35         61.95
--------------------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

--------------------------------------------------------------------------------
    Age of
  Annuitant       None           60           120           180           240
--------------------------------------------------------------------------------

      50         $ 4.34        $ 4.34       $ 4.31        $ 4.27        $ 4.22
      51           4.41          4.40         4.38          4.33          4.27
      52           4.48          4.47         4.45          4.40          4.32
      53           4.56          4.55         4.52          4.46          4.38
      54           4.64          4.63         4.59          4.53          4.44

      55           4.72          4.71         4.67          4.60          4.50
      56           4.81          4.80         4.75          4.67          4.56
      57           4.91          4.89         4.84          4.75          4.62
      58           5.01          4.99         4.93          4.83          4.69
      59           5.12          5.10         5.03          4.92          4.75

      60           5.23          5.21         5.13          5.00          4.82
      61           5.36          5.33         5.24          5.09          4.88
      62           5.49          5.45         5.35          5.19          4.95
      63           5.63          5.59         5.47          5.28          5.02
      64           5.78          5.73         5.60          5.38          5.08

      65           5.94          5.89         5.73          5.48          5.15
      66           6.11          6.05         5.87          5.58          5.21
      67           6.29          6.22         6.02          5.69          5.27
      68           6.49          6.41         6.17          5.79          5.33
      69           6.70          6.60         6.33          5.90          5.38

      70           6.92          6.81         6.49          6.00          5.43
      71           7.17          7.04         6.66          6.10          5.48
      72           7.43          7.27         6.84          6.20          5.52
      73           7.71          7.53         7.02          6.30          5.55
      74           8.02          7.80         7.20          6.39          5.59

      75           8.35          8.08         7.38          6.48          5.62
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

--------------------------------------------------------------------------------
    Age of
  Annuitant       None           60           120           180          240
--------------------------------------------------------------------------------

      50         $ 5.26        $ 5.25       $ 5.22        $ 5.17       $ 5.11
      51           5.33          5.32         5.28          5.23         5.15
      52           5.40          5.38         5.34          5.29         5.20
      53           5.47          5.45         5.41          5.35         5.26
      54           5.54          5.53         5.48          5.41         5.31

      55           5.63          5.61         5.56          5.47         5.36
      56           5.71          5.69         5.63          5.54         5.42
      57           5.80          5.78         5.72          5.61         5.47
      58           5.90          5.88         5.81          5.69         5.53
      59           6.01          5.98         5.90          5.77         5.59

      60           6.12          6.09         6.00          5.85         5.65
      61           6.24          6.21         6.10          6.93         5.71
      62           6.37          6.33         6.21          6.02         5.77
      63           6.51          6.46         6.33          6.11         5.83
      64           6.66          6.60         6.45          6.20         5.89

      65           6.82          6.75         6.57          6.30         5.95
      66           6.99          6.91         6.71          6.39         6.01
      67           7.17          7.08         6.85          6.49         6.06
      68           7.36          7.27         6.99          6.59         6.12
      69           7.57          7.46         7.15          6.69         6.17

      70           7.80          7.67         7.30          6.78         6.21
      71           8.05          7.89         7.47          6.88         6.25
      72           8.31          8.13         7.64          6.97         6.29
      73           8.59          8.38         7.81          7.06         6.33
      74           8.90          8.64         7.99          7.15         6.36

      75           9.23          8.93         8.16          7.23         6.38
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------
       Ages of
-----------------------
             Second
 Annuitant  Annuitant  Option 4a  Option 4b  Option 4c  Option 4d  Option 4e
--------------------------------------------------------------------------------

    55         50        $ 3.97     $ 4.35     $ 4.56    $ 3.97     $ 4.31
    55         55          4.16       4.54       4.76      4.15       4.42
    55         60          4.27       4.73       5.00      4.26       4.48

    60         55          4.27       4.73       5.00      4.26       4.70
    60         60          4.51       4.99       5.27      4.50       4.84
    60         65          4.66       5.25       5.61      4.65       4.93

    65         60          4.66       5.25       5.61      4.65       5.22
    65         65          4.99       5.61       5.99      4.98       5.42
    65         70          5.19       5.97       6.44      5.17       5.54

    70         65          5.19       5.97       6.44      5.17       5.93
    70         70          5.67       6.49       6.99      5.62       6.23
    70         75          5.95       6.96       7.61      5.87       6.40

    75         70          5.95       6.96       7.61      5.87       6.95
    75         75          6.64       7.73       8.43      6.48       7.40
    75         80          7.04       8.39       9.29      6.79       7.64
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $l,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
       Ages of
-----------------------
             Second
 Annuitant  Annuitant   Option 4a  Option 4b  Option 4c Option 4d  Option 4e
--------------------------------------------------------------------------------

    55         50        $ 4.88     $ 5.26     $ 5.48    $ 4.88     $ 5.23
    55         55          5.04       5.44       5.66      5.04       5.32
    55         60          5.15       5.63       5.91      5.14       5.38

    60         55          5.15       5.63       5.91      5.14       5.59
    60         60          5.37       5.87       6.16      5.37       5.72
    60         65          5.52       6.14       6.51      5.51       5.80

    65         60          5.52       6.14       6.51      5.51       6.10
    65         65          5.83       6.49       6.87      5.82       6.29
    65         70          6.04       6.84       7.34      6.00       6.41

    70         65          6.04       6.84       7.34      6.00       6.81
    70         70          6.49       7.35       7.87      6.44       7.08
    70         75          6.77       7.84       8.51      6.68       7.25

    75         70          6.77       7.84       8.51      6.68       7.81
    75         75          7.45       8.60       9.33      7.27       8.25
    75         80          7.86       9.28      10.20      7.57       8.49
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


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

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                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 525-4225

                      Certificate of Group Annuity Coverage
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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT
FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

GTCC-IB(AORP)


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